Exhibit 10.12

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Employment Agreement dated as of April 2, 2003 (as amended by Amendment No. 1 thereto, the “Employment Agreement”), between InfoSpace, Inc., a Delaware corporation (the “Company”) and Edmund O. Belsheim, Jr. (“Employee”), is made as of this 3rd day of October, 2006 by and between the Company and Employee. Capitalized terms used herein and not otherwise defined are used as defined in the Employment Agreement.

WHEREAS, the Company and the Employee desire to amend the Employment Agreement as provided herein;

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	New Subsection 6(b)(v) of the Employment Agreement. Section 6(b) is amended to append new Subsection 6(b)(v) to the end of Section 6(b). New Subsection 6(b)(v) shall read in its entirety as follows:

“a one-time “lump sum” payment of severance pay (less applicable withholding taxes) in an amount equivalent to the difference between (y) $1,000,000 and (z) the sum of the gross severance amounts (i.e. before giving effect to applicable withholding taxes) provided for in Subsections 6(b)(i) and 6(b)(ii) above, to be paid in accordance with the Company’s normal payroll policies no later than the Company’s first regular payroll date following the Termination Date.”

2.	Amendment to Section 6(d) of the Employment Agreement. Section 6(d) is amended and restated in its entirety to read as follows:

“Death. In the event of Employee’s death while employed hereunder (i) one hundred percent (100%) of the Employee’s then unvested stock options shall immediately vest and become exercisable; and (ii) Employee’s beneficiary (or such other person(s) specified by will or the laws of decent and distribution) (x) will receive the benefits specified in Subsections 6(b)(i), 6(b)(ii), 6(b)(iii) and 6(b)(v) above; and (y) will have the right to exercise Employee’s stock options for one (1) year following Employee’s death.”

3.	Effect on the Employment Agreement. Except as specifically set forth herein, the Employment Agreement shall not be otherwise amended but shall remain in full force and effect, subject to the terms thereof.

4.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first above written.

INFOSPACE, INC		EMPLOYEE

By:	/s/ James F. Voelker	/s/ Edmund O. Belsheim, Jr.
James F. Voelker		Edmund O. Belsheim, Jr.
Chief Executive Officer